NEWS RELEASE

Contact:	Douglas Kessler	Tripp Sullivan
	COO and Head of Acquisitions	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376

ASHFORD HOSPITALITY TRUST COMPLETES ACQUISITION
OF FOUR-HOTEL PORTFOLIO FROM DAY HOSPITALITY GROUP

Transaction Highlights:
t Acquired at 9.5x trailing twelve-month EBITDA multiple
t Combined market RevPAR up 7% YTD
t Increases direct hotel portfolio to 23 assets totaling 3,469 rooms

DALLAS — (July 26, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today announced it has completed the acquisition of a four-property, 365-room portfolio from Day Hospitality Group for $25,860,000 in cash. The acquisition includes a contingent component of consideration to be paid, if earned, no later than April 30, 2005. The purchase price equates to a 9.5x trailing twelve-month EBITDA multiple (without taking into account the contingent consideration, if earned), and an EBITDA yield of 10.5%. The trailing twelve month net operating income capitalization rate is 9.4%. The properties have combined annual gross revenues of approximately $8,000,000.

The contingent part of the purchase price is based on 25% of the difference between (i) the value of the properties derived by dividing the trailing 12-month net operating income for the properties as of December 31, 2004, by a net operating income capitalization rate of 9.4%, less (ii) the stated purchase price of $25,860,000.

The portfolio consists of the following Hilton and Marriott branded hotels in greater Atlanta, Georgia: the Hampton Inn – Mall of Georgia and the SpringHill Suites by Marriott – Mall of Georgia in Buford and the SpringHill Suites by Marriott and the Fairfield Inn & Suites in Kennesaw. Day Hospitality Group will continue to operate the four properties under incentive-based, three-year management agreements.

Commenting on the announcement, Monty J. Bennett, President and CEO of Ashford Hospitality Trust, said, “These four properties are accretive additions to our growing portfolio. The combination of great brands, strong RevPAR growth in these two sub-markets and an experienced select service operator should be a winning formula for us. With this acquisition, we have now invested approximately $410 million in capital since our IPO.”

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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972)490-9600

AHT Acquires Hotel Portfolio from Day Hospitality Group

July 26, 2004

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Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, the impact of the transaction on our business and future financial condition, our business and investment strategy, our understanding of our competition and current market trends and opportunities and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford’s filings with the Securities and Exchange Commission. EBITDA is defined as Net Income before interest, taxes, depreciation and amortization. EBITDA yield is defined as one (1) divided by the EBITDA multiple. A capitalization rate is determined by dividing the property’s annual net operating income by the purchase price. Net operating income is the property’s funds from operations minus a capital expense reserve of 4% of gross revenues.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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